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                                                                     EXHIBIT 11
                          LITTLEFIELD, ADAMS & COMPANY
                       COMPUTATION OF EARNINGS PER SHARE
                    (In Thousands, Except Per Share Amounts)



                                                                       For the Years Ended December 31,
                                                                       --------------------------------
                                                                         1996     1995 (b)      1994
                                                                         -----    ----          -----
PRIMARY EARNINGS PER SHARE CALCULATION:
---------------------------------------
Earnings:
  Net income (loss) applicable to common stock:
    Before extraordinary gain                                            $  799  $  (992)     $  657
    Extraordinary gain                                                       94       --          --
                                                                         ------  -------      ------
       Net income (loss) applicable to common stock                      $  893  $  (992)     $  657
                                                                         ======  =======      ======

Shares:
  Weighted average number of shares
    of common stock outstanding                                           2,279    2,276       2,229
  Weighted average common stock
    equivalents applicable to stock options                                 194       --           1
  Weighted average common stock equivalents
    applicable to shares to be issued
    in settlement of litigation                                             495       --          --
                                                                         ------  -------      ------
  Weighted average shares used for computation                            2,968    2,276       2,230
                                                                         ======  =======      ======

Primary earnings per common share:
  Net income (loss) applicable to common stock -
    Before extraordinary gain                                            $ 0.27  $ (0.44)     $ 0.29
    Extraordinary gain                                                     0.03       --          --
                                                                         ------  -------      ------
       Net income (loss) applicable to common stock                      $ 0.30  $ (0.44)     $ 0.29
                                                                         ======  =======      ======

FULLY DILUTED EARNINGS PER SHARE CALCULATION: (a)
---------------------------------------------------
Earnings:
  Net income (loss) applicable to common stock:
    Before extraordinary gain                                            $  799  $  (992)     $  657
    Extraordinary gain                                                       94       --          --
                                                                         ------  -------      ------
       Net income (loss) applicable to common stock                      $  893  $  (992)     $  657
                                                                         ======  =======      ======

Shares:
  Weighted average number of shares
    of common stock outstanding                                           2,279    2,276       2,229
  Weighted average common stock
    equivalents applicable to stock options                                 203       --           1
  Weighted average common stock equivalents
    applicable to shares to be issued
    in settlement of litigation                                             495       --          --
                                                                         ------  -------      ------
  Weighted average shares used for computation                            2,977    2,276       2,230
                                                                         ======  =======      ======

Fully diluted earnings per common share:
  Net income (loss) applicable to common stock -
    Before extraordinary gain                                            $ 0.27  $ (0.44)     $ 0.29
    Extraordinary gain                                                     0.03       --          --
                                                                         ------  -------      ------
       Net income (loss) applicable to common stock                      $ 0.30  $ (0.44)     $ 0.29
                                                                         ======  =======      ======



(a) This calculation is submitted in accordance with Item 601(b)(ii) of Regulation S-K, although it is not required by APB Opinion No. 15 because it results in dilution of less than three percent.

(b) The stock options have an antidilutive effect on net loss per share in 1995 and are, therefore, excluded from the computation.